Exhibit 32(a)

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of RBC Centura Banks, Inc. (the “Company”), hereby certifies that, to the best of his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003	/s/ H. Kel Landis, III
	Name:	H. Kel Landis, III
	Title:	Chief Executive Officer